Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of  TREND INNOVATIONS HOLDING INC. (the “Company”) on Form 10-K the fiscal year ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”),

I, Natalija Tunevic, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 29, 2022

Minaro Corp.

By:	/s/	Natalija Tunevic
	Name:	Natalija Tunevic
	Title:	President and Director
Principal Executive, Financial and Accounting Officer